State of Delaware
Secretary of State
Division of Corporations
Delivered 03:35 PM 07/09/2021
FILED 03:35 PM 07/09/2021
SR 20212668312 - File Number 5922623

# CERTIFICATE OF VALIDATION
# PURSUANT TO SECTION 204 OF THE DELAWARE GENERAL CORPORATION LAW

JULY 6, 2021

Jupiter Orphan Therapeutics, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. For purposes of ratifying and validating in all respects otherwise defective corporate acts in accordance with Section 204 of the Delaware General Corporation Law (the "DGCL") the Corporation's Board of Directors (the ''Board") adopted certain resolutions by the Written Consent of the Board of Directors (the "Board Resolutions'') ratifying the defective corporate acts; and the holders of at least a majority of the issued and outstanding shares of capital stock of the Corporation (the "Majority Stockholders") adopted certain resolutions by Written Consent of Stockholders approving the Board Resolutions and the ratification of the Board (the "Stockholder Resolutions").

2. The Board Resolutions were duly adopted by the Board and the Stockholder Resolutions were duly adopted by the Majority Stockholders as of the date first above written.

3. The Board Resolutions and the Stockholder Resolutions were duly adopted in accordance with Section 204 of the DGCL and all other applicable laws.

4. The defective corporate acts that are referenced in the Board Resolutions, the Stockholder Resolutions and the Certificate of Validation are: (i) the amendment of Section IV of the Certificate of Incorporation of the Corporation, to increase up to 25,000,000 the number of shares of common stock, par value $0.0001 per share, of the Corporation (the "Common Stock") that the Corporation is authorized to issue; (ii) the completion of a 3-for-1 forward split of the Common Stock; (iii) the filing of a certificate of amendment before the Delaware Secretary of State to effect the increase of the authorized number of shares of Common Stock that the Corporation is authorized to issue and to effect the 3-for-1 forward split of the Common Stock; and (iv) the issuance of certain shares of Common Stock in excess of the authorized shares of Common Stock in the Certificate and the issuance of certain options and warrants to acquire shares of Common Stock in excess of the authorized shares of Common Stock, in each case in the amounts and on the dates as set forth on Exhibit A.

5. The nature of the failure of authorization is the failure to properly approve and file a certificate of amendment to the Certificate of Incorporation of the Corporation prior to the issuances and the forward stock split.

6. A Certificate of Amendment was not previously filed under Section 103 of the DGCL in respect of the defective corporate acts that are referenced in this Certificate of Validation, as required to amend the Certificate of Incorporation of the Corporation. A copy of the

Certificate of Amendment under section 242 of the DGCL containing all the information required to give effect to the defective corporate acts is attached as Exhibit B to this Certificate of Validation, which shall be deemed to have become effective as of January 8, 2020 at 5:00 p.m. Eastern time.

*[Signature appears on following page]*

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer as of July 6, 2021

By: /s/Christer Rosen
Christer Rosén
Chief Executive Officer

Exhibit A
Shares, Options and Warrants Issued

Issuances of the following shares of Common Stock and adjustment of options and warrants to acquire shares of Common Stock resulting from the intended 3 for 1 forward split of the Common Stock, on the following dates:

| Shareholder | Additional Shares Issued as a result of Split | Date of Issuance | Additional Options Issued as a result of Split | Date of Issuance | Additional Warrants Issued as a result of Split | Date of Issuance |
|---|---|---|---|---|---|---|
| Christer Rosén | 3,980,000 | 1/8/2020 | 288,644 | 1/8/2020 | | |
| Claes Wahlestedt | 980,392 | 1/8/2020 | 110,200 | 1/8/2020 | | |
| Alexander Rosén | 120,000 | 1/8/2020 | 202,586 | 1/8/2020 | | |
| Annika Schroer | 235,294 | 1/8/2020 | | | | |
| Alison Silva | | | 80,000 | 1/8/2020 | | |
| Claude Volmar | | | 20,000 | 1/8/2020 | | |
| Gene Spotlight, Inc. | 262,224 | 1/8/2020 | | | | |
| Jacob Uittenbogaard | 276,078 | 1/8/2020 | 40,390 | 1/8/2020 | | |
| Kenneth Marshall Hayward | 40,000 | 1/8/2020 | | | | |
| Leslie Tai Hayward | 40,000 | 1/8/2020 | | | | |
| Marshall Hayward | 704,314 | 1/8/2020 | 80,000 | 1/8/2020 | | |
| Robert Roath | 103,852 | 1/8/2020 | 30,000 | 1/8/2020 | | |
| Shaun Brothers | 588,236 | 1/8/2020 | 27,534 | 1/8/2020 | | |
| Ulf Wiinberg | 44,444 | 1/8/2020 | 78,000 | 1/8/2020 | | |
| Alalia Pty Ltd ATF McNamee Family Trust | | | | | 444,444 | 1/8/2020 |
| Dr. Rudolph Tanzi | | | 80,000 | 1/8/2020 | | |
| Frank Benham | | | 30,000 | 1/8/2020 | | |
| Ian Baker-Finch | | | 60,000 | 1/8/2020 | | |
| John Ditton | | | 48,000 | 1/8/2020 | | |
| Li-Huei Tsai | | | 48,000 | 1/8/2020 | | |
| Peter Elliott | | | 48,000 | 1/8/2020 | | |
| Raymond S. Turner | | | 48,000 | 1/8/2020 | | |
| **Totals:** | **7,374,834** | | **1,319,354** | | **444,444** | |

Issuances of the following shares of Common Stock, options and warrants to acquire shares of Common Stock following January 8, 2020:

| Shareholder | Shares Issued | Date of Issuance | Options Issued | Date of Issuance | Warrants Issued | Date of Issuance |
|---|---|---|---|---|---|---|
| Christer Rosén | 67,334 | 5/19/2020 | 270,000 | 2/1/2020 | | |
| Claes Wahlestedt | | | 72,000 | 2/1/2020 | | |
| Alexander Rosén | | | 90,000 | 2/1/2020 | | |
| Andrew C Matthiesen Trust Dated December 3, 1998 | 125,000 | 6/23/2020 | | | 125,000 | 6/23/2020 |
| Arthur Kirsch | | | 80,000 | 10/1/2020 | | |
| Charbel Moussa | | | 48,000 | 4/21/2020 | | |
| Claude Volmar | | | 36,000 | 12/1/2020 | | |
| Dana Eschenburg Perez | | | 72,000 | 3/1/2020 | | |
| Dencam Living Trust | 214,286 | 6/29/2020 | | | 125,000 | 6/29/2020 |
| Gene Spotlight, Inc. | 200,000 | 12/29/2020 | | | 40,000 | 12/29/2020 |
| Jacob Uittenbogaard | | | 90,000 | 2/1/2020 | | |
| Joel Norman Goldberg Trust #1, Dated 04/15/2003 | 125,000 | 6/23/2020 | | | 125,000 | 6/23/2020 |
| Joel Norman Goldberg Trust #1, Dated 04/15/2003 | 357,143 | 8/20/2020 | | | | |
| Marshall Hayward | | | 210,000 | 2/1/2020 | | |
| Robert S Roath Revocable Trust Robert | 6,000 | 2/19/2021 | | | | |

| | | | | | | |
|---|---|---|---|---|---|---|
| S Roath Trustee | | | | | | |
| WKJP, LLC | 125,000 | 7/15/2020 | | | 125,000 | 7/15/2020 |
| WKJP, LLC | 267,857 | 8/20/2020 | | | | |
| Li-Huei Tsai | | | 36,000 | 2/1/2020 | | |
| Mark Dant | | | 48,000 | 4/21/2020 | | |
| Raymond S. Turner | | | 72,000 | 2/1/2020 | | |
| **Totals:** | **1,487,620** | | **1,124,000** | | **540,000** | |

Exhibit B
Certificate of Amendment to Certificate of Incorporation

(Attached)

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
Jupiter Orphan Therapeutics, Inc.

Jupiter Orphan Therapeutics, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is December 30, 2015 effective as of January 1, 2016 (the "Certificate").

SECOND: Section IV of the Certificate is hereby amended and restated in its entirety to provide as follows:

> The corporation is authorized to 25,000,000 shares of common Stock, par value $0.0001 per share (the "Common Stock"). Upon the effectiveness of this Certificate of Amendment (the "Effective Time"), each share of the Common Stock issued and outstanding at the Effective Time (collectively, the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be subdivided and reclassified such that each one (1) share of the Common Stock issued and outstanding as of the Effective Time shall become three (3) shares of the Common Stock (the "Forward Split"). Each certificate that immediately prior to the Effective Time represented shares of Pre-Split Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been subdivided and reclassified as a result of the Forward Split. The number of shares of Common Stock, and the par value per share of Common Stock, shall not be affected by the Forward Split.

THIRD: The remaining provisions of the Certificate not affected by the aforementioned amendments shall remain in full force and not be affected by this Certificate of Amendment.

***